UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2024

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1751 River Run, Suite 400

Fort Worth, Texas 76107

(Address of principal executive offices)

(817) 438-6168

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $0.001	TFFP	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2024, TFF Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market under the rules of the Nasdaq Stock Market (the “Registered Offering”), an aggregate of 147,500 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $8.00 per share (the “Shares”), for gross proceeds from the Registered Offering of approximately $1.2 million, before deducting the placement agent fee and estimated offering expenses.

The Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-275692) that was filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2023 and became effective on December 12, 2023, including the base prospectus contained therein, and a related prospectus supplement that was filed with the SEC on March 22, 2024.

In a concurrent private placement (the “Private Placement” and, together with the Registered Offering, the “Offering”), the Company agreed to issue to the Investors warrants (the “Common Warrants”) to purchase up to 147,500 shares of Common Stock. The Common Warrants have an exercise price of $8.00 per share, are exercisable immediately upon issuance and will expire five and one-half years from the issuance date. The Common Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The closing of the Offering occurred on March 22, 2024. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 15-day period following the closing of the Offering.

In connection with the Offering, the Company entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the issuance and sale of securities of the Company pursuant to the Purchase Agreement. As compensation for such placement agent services, the Company has agreed to pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offering, a management fee equal to 1.0% of the gross proceeds received by the Company from the Offering, a non-accountable expense of $15,000 and $40,000 for legal and other expenses as actually incurred. The Company has also agreed to issue to Wainwright or its designees warrants to purchase up to 10,325 shares of Common Stock (the “Wainwright Warrants” and, together with the Common Warrants, the “Warrants”), representing 7.0% of the Shares issued in the Offering. The Wainwright Warrants have a term of five years from the commencement of sales in the Offering, and have an exercise price of $10.00 per share, representing 125% of the purchase price in the Offering. In addition, Wainwright is entitled to certain tail rights for a period of 12 months following the expiration of the Engagement Letter and a right of first refusal for certain transactions for a period of 12 months from the date of the closing of the Offering.

The Common Stock is listed on the Nasdaq Capital Market. There is no established trading market for the Warrants, and the Company does not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Warrants may be extremely limited.

The foregoing summaries of the form of Common Warrant, the form of Wainwright Warrant and the form of Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the Common Warrants and Wainwright Warrants and the shares of common stock issuable thereunder is incorporated herein by reference into this Item 3.02.

Item 8.01 Other Events

The Company issued press releases announcing the Offering and the closing of the Offering on March 20, 2024 and March 22, 2024, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Form of Common Warrant
4.2	Form of Wainwright Warrant
5.1	Opinion of Greenberg Traurig, LLP
10.1	Form of Securities Purchase Agreement, dated as of March 20, 2024
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
99.1	Press Release, dated March 20, 2024
99.2	Press Release, dated March 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: March 22, 2024	/s/ Kirk Coleman
Kirk Coleman
Chief Financial Officer

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